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                                                                  EXHIBIT 11


                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

          SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE

                                                         THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                              JUNE 30,                                JUNE 30,

                                                 -----------------------------------     -----------------------------------
                                                      1996               1995                 1996               1995
                                                 ----------------   ----------------     ----------------   ----------------
Net income (loss)                                    $    18,000      ($ 1,464,000)          $   971,000       $    277,000

Add:    Interest on debt assumed to                            -                 -                25,000                  -
           be repaid
                                                 ================   ================     ================   ================
Net income (loss) for primary earnings                $   18,000      ($ 1,464,000)          $   996,000       $    277,000
(loss) per  common share
                                                 ================   ================     ================   ================


Weighted average number of common shares               7,016,000         6,976,000             7,002,000          6,952,000
  outstanding during the period

 Add:    Common equivalent shares determined
         using the "Modified Treasury
         Stock" method representing shares
         issuable upon exercise of stock options
         and warrants                                    800,000                 -               754,000            902,000
                                                 ----------------   ----------------     ----------------   ----------------

Weighted average number of shares used
  in calculation of primary earnings (loss)            7,816,000         6,976,000             7,756,000          7,854,000
  per share                                      ================   ================     ================   ================

Primary earnings (loss) per common share            $          -       $      (.21)        $         .13       $        .04
                                                 ================   ================     ================   ================

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                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                                   (CONTINUED)

       SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE

                                                         THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                              JUNE 30,                                JUNE 30,

                                                 -----------------------------------     -----------------------------------
                                                      1996               1995                 1996               1995
                                                 ----------------   ----------------     ----------------   ----------------

Net income (loss)                                    $    18,000      ($ 1,464,000)          $   971,000       $    277,000

Add:    Interest on debt assumed to                             -                  -              20,000                  -
           be repaid
                                                 ================   ================     ================   ================
Net income (loss) for fully diluted earnings          $   18,000      ($ 1,464,000)          $   991,000       $    277,000
(loss) per  common share
                                                 ================   ================     ================   ================


Weighted average number of common shares               7,016,000         6,976,000            7,002,000          6,952,000
  outstanding during the period

 Add:    Common equivalent shares determined
         using the "Modified Treasury
         Stock" method representing shares
         issuable upon exercise of stock options
         and warrants                                    800,000                  -              754,000            902,000
                                                 ----------------   ----------------     ----------------   ----------------

Weighted average number of shares used
  in calculation of fully diluted earnings (loss)      7,816,000          6,976,000            7,756,000          7,854,000
  per share                                      ================   ================     ================   ================

Fully diluted earnings (loss) per common share      $         -        $       (.21)        $        .13       $        .04
                                                 ================   ================     ================   ================
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